UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 23, 2022

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1706 S. Midkiff Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 23, 2022, ProPetro Holding Corp. (the “Company”) announced that it has entered into a binding Term Sheet (the “Term Sheet”) to fully resolve the previously disclosed putative class action litigation referred to by the Company as the Logan Lawsuit and captioned Nykredit Portefølje Administration A/S, et al. v. ProPetro Holding Corp. et al., Case No. MO:7:19-CV-00217-DC, which was filed in the United States District Court for the Western District of Texas (the “Logan Lawsuit”). The Term Sheet provides for a settlement payment of $30 million in exchange for the complete dismissal with prejudice of the Logan Lawsuit and a release of all claims against the defendants, without any admission of fault or wrongdoing by the defendants. The proposed settlement is subject to court approval and will be fully paid by the Company’s directors’ and officers’ insurance providers under its insurance policies.

A copy of the press release announcing the execution of the Term Sheet is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release, dated August 23, 2022.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: August 23, 2022	By:	/s/ Newton W. Wilson III
Newton W. Wilson III
General Counsel and Corporate Secretary

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